EXHIBIT 10.12(b)
                                                                ----------------

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT.


                                SUPPLY AGREEMENT
            is made and entered into as of this 18th day of July 2000

                                     between

                       TEVA PHARMACEUTICAL INDUSTRIES LTD.
 a limited liability company incorporated under the laws of Israel, of 5, Basel Street, 49131 Petach Tiqva, Israel (hereinafter referred to as "TEVA")

                                       and

                            LABORATORIOS BELMAC,S.A.
      a limited liability company incorporated under the laws of Spain, of
                 Montearagon, 9 - 1.(a)pta, 28033 Madrid, Spain

                                       and

                             LABORATORIOS DAVUR S.L.
 a limited liability company incorporated under the laws of Spain, of Lopez de
                        Hoyos 327, 28043, Madrid, Spain
                ("MARKETING AUTHORISATION HOLDERS" defined below)



WHEREAS TEVA and LABORATORIOS BELMAC, S.A. TOGETHER WITH LABORATORIOS DAVUR S.L. have entered into the Licence Agreement this day for their appointment as Marketing Authorisation Holder of the Products (as defined hereunder) and the non-exclusive licence of certain rights and obligations in the registration files of the Product.

WHEREAS MARKETING AUTHORISATION HOLDERS desire to engage the facilities and services of TEVA together with its Affiliates to manufacture Product for MARKETING AUTHORISATION HOLDERS and TEVA has appropriate facilities to manufacture Product and TEVA together with its Affiliates is willing to undertake manufacture of Products for MARKETING AUTHORISATION HOLDERS in accordance with the terms and conditions set forth herein.


NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:


1.        INTERPRETATION AND DEFINITION

1.1 The preamble to this Agreement forms an integral part hereof. Clause headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement. All agreed upon and signed annexes to this Agreement, whether attached at the time of signature hereof or at any time thereafter, shall be construed as an integral part of this Agreement. In this Agreement, the following expressions shall bear the meanings assigned to them below and cognate expressions shall bear corresponding meanings:

          1.1.1 "Affiliates" shall mean with respect to either party, any person, corporation, company, partnership, joint venture or other entity controlling, controlled by or under common control with such party. For such purpose the term "control" means the holding of 50% or more of the common voting stock or ordinary shares in, or the right to appoint 50% or more of the directors of, or the right to share in 50% or more of the profits of, the said corporation, company, partnership, joint venture or entity.

          1.1.2 "Commercialisation" shall mean the activities carried out in the Territory pertaining to the importation into, distribution, marketing and sale of Products.

          1.1.3 "Dossier" shall mean the registration file of the Products (as further defined in the Licence Agreement).

          1.1.4 "Launch Date" shall mean the date of Commercialisation of the Product in the Territory.

          1.1.5 "Manufacture" shall mean except as may otherwise be agreed in writing by the Parties hereto, all technical operations, including the purchase of raw materials, preparation of the bulk packages of the Products, final packaging for shipment and labelling if required, quality control testing, necessary in order to obtain the Products.

          1.1.6 "Manufacturing Cost" shall mean all direct costs of manufacture, excluding general and administrative costs and research and development costs.

          1.1.7 "Manufacturing Standards" shall mean the specifications of the Products in compliance with the Dossier, Marketing Authorisation, cGMP regulations, separate Technical Agreement and such other specifications as may be agreed to in writing between the Parties, according to which TEVA or its Affiliates shall manufacture and supply each of the Products under this Agreement.

          1.1.8 "Marketing Authorisation" shall mean any approvals, licences and permits, required by the Regulatory Authorities in Spain for the importation, packaging, distribution, marketing and sale of Products in the Territory.

          1.1.9 "MARKETING AUTHORISATION HOLDERS" shall mean Laboratorios Belmac, S.A. which is owned 100% by Bentley Pharmaceuticals, Inc. and/or Laboratorios Davur S.L. which is owned 100% by Laboratorios Belmac, S.A., except in both cases shares held by directors of each company

          1.1.10 "Products" shall mean finished pharmaceutical products ready for use in humans listed in Appendix A as amended from time to time hereafter.

          1.1.11 "Regulatory Authorities" shall mean any government body or public organisation responsible for all regulatory matters, including those incidental thereto, concerning the importation, distribution, marketing and sale of finished pharmaceutical products in the Territory.

          1.1.12 "Technical Agreement" shall have the meaning set forth in Clause 3.1 of this Agreement.

          1.1.13 "Teva Supply Contact" shall mean Teva or any party that is so designated by Teva from time to time, responsible for the co-ordination of the undertakings of Teva Manufacturing Site (as defined in Clause 2.3).

          1.1.14 "Territory" shall mean Spain, including its territories and possessions and other regions as agreed to in writing between the parties.


2.        SUPPLY AND PURCHASE OF REQUIREMENTS

2.1 TEVA and its Affiliates undertakes to Manufacture and supply to MARKETING AUTHORISATION HOLDERS all of their requirements of the Products for the importation, distribution, marketing and sale in the Territory in accordance with the terms and conditions of this Agreement.

2.2 The supply by TEVA and its Affiliates of each Product to MARKETING AUTHORISATION HOLDERS shall be with due regard to MARKETING

          AUTHORISATION HOLDERS' Preferred Customer Pricing Status. "Preferred Customer Pricing Status" shall mean the Manufacturing Cost for each Product at TEVA Manufacturing Site , plus the agreed margin of *. MARKETING AUTHORISATION HOLDERS' obligation to purchase all of their requirements of the Products shall be non-exclusive; MARKETING AUTHORISATION HOLDERS shall be permitted to purchase each Product from other sources in order to meet their requirements subject to the conditions precedent that MARKETING AUTHORISATION HOLDERS can establish by contemporaneous written proof that TEVA's or its Affiliates' price for such Product exceeds the current price from other qualified sources and TEVA has not exercised its right to match such lower price upon written notice within seven (7) days from the date of MARKETING AUTHORISATION HOLDERS' notification to Teva, which notice need not be given more frequently than once every two (2) years.

2.3 Each Product shall be supplied by TEVA or its Affiliates. TEVA Supply Contact shall provide MARKETING AUTHORISATION HOLDERS of the contact details of the manufacturing site responsible for the supply of such Product, which site shall be owned by Teva ("Teva Manufacturing Site"). TEVA Supply Contact shall advise MARKETING AUTHORISATION HOLDERS of any changes to the contact details of TEVA Manufacturing Site and any other information that may be relevant for the undertakings contemplated hereunder.

3.        MANUFACTURE AND SUPPLY OF PRODUCTS

3.1 All Products Manufactured by TEVA Manufacturing Site shall be supplied in accordance with the Manufacturing Standards. TEVA Manufacturing Site will supply with each batch a Certificate of Analysis and other documentation as required by the Spanish Regulatory Authorities. The QA Departments of both Parties shall enter into a Technical Agreement covering aspects including without limitation quality control, quality assurance, documentation and batch release to be attached to this Agreement as an Appendix. Notwithstanding the foregoing, TEVA shall conduct pre-licensing stability studies as detailed in the Dossiers and provide updates to MARKETING AUTHORISATION HOLDERS on their request. TEVA Manufacturing Site shall also conduct post-licensing stability studies on the first three batches of each Product; MARKETING AUTHORISATION HOLDERS shall provide TEVA Manufacturing Site with free samples of the respective Product, the quantity thereof to be agreed upon between the Parties. TEVA Manufacturing Site shall provide the data of such studies to MARKETING AUTHORISATION HOLDERS on their request.

* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

3.2 All Products formulated as tablets or capsules shall be Manufactured and supplied by TEVA Manufacturing Site in bulk packages, unless agreed otherwise between the Parties in writing. All other Product formulations shall be Manufactured and supplied in final finished dosage form, unless agreed otherwise between the Parties in writing. Upon TEVA'S request MARKETING AUTHORISATION HOLDERS shall include on packs, patient information leaflets and package inserts the reference that the respective Product is licensed from Teva(R).

3.3 MARKETING AUTHORISATION HOLDERS shall be entitled on any business day, upon reasonable prior written notice to TEVA Manufacturing Site, to inspect TEVA Manufacturing Site's facilities, in order to verify compliance by TEVA Manufacturing Site with the applicable Manufacturing Standards. MARKETING AUTHORISATION HOLDERS shall use their best efforts to limit audits under this Clause to only one visit in aggregate per year, unless required by special circumstances by the requirements of the Spanish Regulatory Authorities.

          In the event of dispute between the Parties regarding the conclusions of such audit, the audit report shall be referred for examination to an independent expert mutually selected by the Parties in order to determine its compliance to the applicable Manufacturing Standards. The findings of such expert shall be final and binding on the Parties. All costs charged by the expert in connection with its examination shall be borne by the Party that was found to be incorrect.

4.        FORECASTS, ORDERS AND DELIVERY OF PRODUCTS

4.1 No later than one hundred and eighty (180) days before the Launch Date of each Product and each month thereafter commencing at the Launch Date MARKETING AUTHORISATION HOLDERS shall provide TEVA Manufacturing Site with a twelve (12) months rolling forecast. The forecast for the first three (3) months shall constitute a Firm Order and shall set forth (i) the quantities of each Product to be purchased, (ii) reasonable delivery dates allowing a lead time of ninety (90) days from the date of Firm Order and (iii) other reasonable instructions for shipping and packaging. Such Firm Order shall be binding on both Parties, when confirmed in writing by TEVA Manufacturing Site within ten (10) working days. The Forecast for the remaining nine (9) months shall be for production planning purposes only and shall not constitute a Firm Order.

4.2 Marketing Authorisation Holders shall purchase from Teva Manufacturing Site not less than the annual minimum quantities of each Product based on batch size set out in Appendix D. If Marketing Authorisation Holders fail to meet these minimum quantities in any year, Teva shall have the right to terminate this Agreement on a Product-by-Product basis. MARKETING AUTHORISATION HOLDERS shall maintain at least three (3) month inventory of each Product for Commercialisation in the Territory.

4.3 TEVA Manufacturing Site shall deliver all Products supplied hereunder Ex Works [place of manufacture site as advised by TEVA Supply contact] (Incoterms 2000).

4.4       MARKETING AUTHORISATION HOLDERS shall have a maximum of forty-five
          (45) days from the date of its receipt of any delivery of Products by TEVA Manufacturing Site to inspect the quantity and quality delivered and to accept or reject such delivery, in whole or in part. The methods of analysis agreed upon by the Parties shall be used to determine whether or not the Products meet the relevant specifications. In the event MARKETING AUTHORISATION HOLDERS do not notify TEVA Manufacturing Site in writing of either acceptance, defect or a shortage within such forty-five (45) day period, all of such delivery shall be deemed to be accepted. Notwithstanding the foregoing, in the event of a latent defect to any batch of the Products, which could not have been discovered by MARKETING AUTHORISATION HOLDERS with reasonable diligence within such forty-five
          (45) day period, MARKETING AUTHORISATION HOLDERS shall have fifteen
          (15) days from the date that such latent defect was in fact discovered or should have been discovered to notify TEVA Manufacturing Site in writing, failing which such batch shall be deemed accepted. TEVA Manufacturing Site shall upon verification of such defect or shortage, as the case may be, dispatch non-defective quantities of the relevant Product in a quantity sufficient to cure the shortage or defect free of charge.

4.5 In the event of dispute between the Parties regarding the quality of any Products supplied hereunder, the batch in question or representative samples thereof, shall be referred for examination to an independent laboratory mutually selected by the Parties and authorised by the Regulatory Authorities in order to determine its compliance to the applicable Manufacturing Standards for such Product. The findings of such laboratory shall be final and binding on the Parties. All costs charged by the laboratory in connection with its analysis shall be borne by the Party that was found to be incorrect.

5.        PRICE AND TERMS OF PAYMENT

5.1 The price to be paid by MARKETING AUTHORISATION HOLDERS to TEVA Manufacturing Site for all quantities of the Products supplied by TEVA Manufacturing Site shall be at Preferred Customer Pricing Status. No later than one hundred and eighty (180) days before the Launch Date of each Product and thereafter once every year before or on the first business day of the calendar year TEVA Manufacturing Site shall provide MARKETING AUTHORISATION HOLDERS with the price of each Product, which shall be applicable on supplies of Products during the relevant calendar year or portion thereof. Estimates of Manufacture costs of the Products are set forth in Appendix B of this Agreement for reference and information purposes only and shall be construed not to be binding on either Party. The Preferred Customer Status pricing shall be in effect no less than for a period of three (3) years following the Launch Date of the particular Product, or, if there is a Material Event (as defined below), three years after such Material Event, whichever is later.

5.2 Notwithstanding Clause 5.1 above, Parties acknowledge and agree that outside factors may affect the price of one or more Products supplied by TEVA Manufacturing Site, including without limitation changes in foreign currency exchange rates, inflation, market conditions and competition, cost of raw materials, labour and public utilities. Upon the occurrence of such unforeseen events or circumstances Parties shall meet and negotiate in good faith the prices and terms of this Agreement in order to re-establish the basic economic balance thereof with respect to the Product so affected. In the event Parties cannot reach an agreement, either Party shall have the right to terminate this Agreement for the relevant Product.

5.3 Payment for all Products shall be effected by MARKETING AUTHORISATION HOLDERS to TEVA Manufacturing Site within ninety (90) days of the date of invoice (such date of invoice not to be earlier than the date of delivery of the relevant Product) Payments due hereunder shall be made by bank transfer in Euros as directed by TEVA Manufacturing Site.

5.4 Notwithstanding delivery of the Products to MARKETING AUTHORISATION HOLDERS, or the mode thereof, title in the Products shall pass to MARKETING AUTHORISATION HOLDERS upon receipt by TEVA Manufacturing Site of full payment therefor. Risk of loss and damage in and to the Product shall pass to MARKETING AUTHORISATION HOLDERS upon delivery thereof at the agreed delivery location.

6.        ADVERSE REACTIONS

6.1 Both Parties shall co-operate with one another and share information concerning the safety and efficacy of the Products and other information that may affect the use, sale and marketing of the Products.

6.2 Both Parties shall promptly notify each other in writing of any information concerning any serious or unexpected side-effect, injury, toxicity, or sensitivity reaction, any unexpected incidents or any adverse drug experience reports and the severity thereof associated with the Products, the use, sale and marketing thereof. Both Parties shall notify each other upon request by the other of other information concerning not serious adverse reactions attributable to the use of the Products.

6.3 Nothing in this Article shall be construed as overriding the duty and responsibilities of both Parties to report adverse reactions concerning the Product to any Regulatory Authorities in the Territory.

6.4 Both Parties shall advise each other of the names and contact details of persons responsible for pharmacovigilance / reporting of adverse reactions / medical information matters in its organisation and shall keep these details up to date.


7.        RECALL

7.1 Whenever a recall in the Territory of a Product manufactured by Teva Manufacturing Site is being contemplated for any reason, both Parties shall promptly consult with each other with the purpose of deciding the appropriate action to be taken with respect thereto. For the sake of clarity, the responsibility of any recall shall rest with MARKETING AUTHORISATION HOLDERS as the Marketing Authorisation holder, but it is agreed that MARKETING AUTHORISATION HOLDERS shall fully consult with TEVA if a recall is contemplated. Nothing in this Article shall be construed as overriding the Parties' duties and obligations towards any Regulatory Authorities in the Territory.

7.2 In the event the recall is due to any act or omission of either Party, the Party to which such recall is attributable shall bear the costs and expenses related directly to such recall, or in the case of action from the Regulatory Authorities regarding a recall which is not attributable to any act or omission of either Party, the direct costs and expenses shall be shared equally by TEVA (50%) and the MARKETING AUTHORISATION HOLDERS (50%).


8.        REPRESENTATIONS AND WARRANTIES

8.1 TEVA represents and warrants to the best of its knowledge after reasonable enquiry that the Manufacturing, use and sale of the Products, in accordance with the corresponding Dossiers, shall contravene no patents or rights owned or held by third parties in the Territory, it being understood that the sale of certain Products in the Territory; provided however it being understood that is anticipated to be cleared from patent protection on the dates mentioned in Appendix C. For the avoidance of any doubt, the anticipated dates set forth in Appendix C are based on the information available to TEVA at the date of this Agreement. TEVA shall inform MARKETING AUTHORISATION HOLDERS in writing of any information becoming available to TEVA in the future that would alter such dates.

8.2 TEVA represents and warrants that (i) the Product supplied hereunder will be of merchantable quality and fit for the purposes set forth in the Product package insert, (ii) the Product supplied hereunder shall be manufactured, packaged (when applicable pursuant to Clause 3.2) and stored in accordance with the Manufacturing Standards (iii) the Product supplied hereunder shall be free and clear of all security interests, liens, or other encumbrances of any kind or character. For the avoidance of any doubt, the warranties set out in this Clause are the only warranties given by TEVA and are made in lieu of all other warranties, express or implied. Any implied warranties of fitness for a particular purpose or merchantibility applicable to the Product are hereby excluded.

8.3 MARKETING AUTHORISATION HOLDERS represent and warrant that all Products purchased hereunder shall be properly packaged (when applicable pursuant to Clause 3.2), transported and stored in accordance with the relevant Dossier and Marketing Authorisation.

8.4 Each Party represents and warrants to the other that it holds and will hold all licences and permits required from all relevant authorities for the implementation of this Agreement and that it will maintain such licences and permits for the term of this Agreement, and also after termination of this Agreement (for any reason) during such continuing period that any Products manufactured and supplied hereunder by TEVA are held in inventory by MARKETING AUTHORISATION HOLDERS.


9.        MATERIAL EVENT

9.1 The following occurrences shall be considered a Material Event for purposes of this Agreement and the Licence Agreement:

          9.1.1 for each respective Product, where MARKETING AUTHORISATION HOLDERS fail to place a Firm Order for such Product with TEVA Manufacturing Site within 24 months of the date of the respective Marketing Authorisation, or such later date due to existing patent restrictions as referred to in Clause 6.1 of the Licence Agreement between the Parties of even date; or

          9.1.2 for all respective Products, where MARKETING AUTHORISATION HOLDERS shall come under the direct or indirect or de facto direction or control of any party, other than the direction and control which such parties are under on the date of this Agreement; or

          9.1.3 for all Products, upon TEVA's initiation of commercial operations in Spain concerning all or substantially all of the Products through TEVA's acquisition of or joint venture engagement or similar transactions with a party in Spain.

9.2 For the avoidance of any doubt, the occurrence of any Material Event shall not itself terminate this Agreement, save the provisions pursuant to Article 12 below.

10.       CONSEQUENCES MATERIAL EVENT

          Upon the occurrence of any Material Event pursuant to Article 9 above, TEVA shall be obligated to supply MARKETING AUTHORISATION HOLDERS with the Products with due regard to MARKETING AUTHORISATION HOLDERS' Preferred Customer Status, as set forth in Section 5,1 above. Following the end of all periods during which the Marketing Authorisation Holders have Preferred Customer Pricing Status, the parties shall renegotiate in good faith the price of each relevant Product commensurate with the prevailing market conditions in the Territory representing an equitable reward to TEVA for the supply of Products to MARKETING AUTHORISATION HOLDERS as Marketing Authorisation holder. In the event Parties cannot reach an agreement, either Party shall have the right to terminate this Agreement for the relevant Product.


11.       CONFIDENTIALITY

11.1 The term "Confidential Information" shall hereafter be defined as any secret and/or proprietary information, including without limitation chemical processes, pharmaceutical formulations, business information and data, business strategies, product development information, financial information and data, market studies, and possible or intended submissions to the relevant Regulatory Authorities, regardless whether such information is verbal, written, graphic, photographic, recorded, prototype, sample or in any other form.

11.2 Each Party shall treat and maintain in strict confidence and secrecy and shall not use, for a period of ten (10) years from the date of termination of this Agreement, the Confidential Information disclosed by the other Party (including all information disclosed prior to the date hereof). Neither Party shall use any portion of the Confidential Information disclosed to it by the other Party or disclose such information to any person or entity whatsoever, except as specifically provided herein. The Parties may disclose the Confidential Information of the other Party to their respective consultants, Affiliates, directors, officers and employees, but only to the extent for which such disclosure is necessary in furtherance of this Agreement, provided such Party shall procure from such persons commitments to treat and maintain the Confidential Information in strict confidence and secrecy and to not use the information for any purpose whatsoever except in the performance of their duties in furtherance of this Agreement.

11.3 Confidential Information shall not include information that can clearly be demonstrated to have been:

          11.3.1 Generally known to the public through no fault of the Party to whom the Confidential Information was disclosed;

          11.3.2 Known to and in the lawful possession of a Party prior to disclosure thereto by the other Party, as evidenced by written evidence; or

          11.3.3 Obtained from a third party lawfully in possession and with no limitation regarding disclosure thereof, and having the right to disclose the same; or

          11.3.4 Required to be disclosed by operation of law, provided that prior to any such disclosure the Party required to make such disclosure shall notify the other Party in order to enable the other Party to seek an appropriate protective order and provided that any such disclosure shall only be to the extent required to comply with the applicable law.

11.4 In the event that either Party at any time requests return of the Confidential Information that it provided to the other Party, the other Party shall promptly surrender to the requesting Party all documents, records, notes, copies, computer files and other material containing the applicable Confidential Information and shall not retain any copies thereof.


12.       TERM AND TERMINATION

12.1 This Agreement and the Licence Agreement that is entered into on the same date shall become effective as from the date of signature and shall for each Product be concluded an initial term of 5 years starting from its Launch Date and shall thereafter be renewed automatically on an annual and Product-by-Product basis unless either party provides the other with not less than 6 months' prior written notice of its intention not to renew.

12.2 Notwithstanding Clause 12.1 above, this Agreement may be terminated earlier in the way and manner described below:

          12.2.1 In the event that a Party to this Agreement should be dissolved, becomes insolvent, makes a voluntary or involuntary assignment of assets for the benefit of creditors, be assigned in bankruptcy court, or otherwise be faced with circumstances reasonably warranting the conclusion that, that Party will not be able within the foreseeable future, to adequately comply with its obligations under this Agreement, then the other Party to this Agreement may terminate the Agreement immediately, by giving notice of its intention to terminate in writing, and without the Party thereby being terminated having any entitlement to compensation under whatever title;

          12.2.2 Either Party shall have the right to terminate this Agreement upon three (3) months written notice to the other Party in the event of any (direct or indirect) voluntary, involuntary or compulsory change in the ownership of the other Party, without any entitlement to compensation under whatever title. This right of termination is in addition to and shall not limit TEVA's right to terminate under Article 10.

12.3 Notwithstanding Clause 12.1 above, this Agreement may be terminated earlier and in part on a Product-by-Product basis in the way and manner described below:

          12.3.1 If one of the Parties to this Agreement commits a breach of any provision of this Agreement pertaining to a certain Product and fails to remedy such breach within forty-five
                    (45) days after written notification of the breach by the Party not in default, then, the Party not in default shall have the right to terminate this Agreement in regard of that relevant Product. If it is apparent that such breach is not capable of remedy, the Party not in default shall have the right to terminate this Agreement in regard of that relevant Product immediately on the date of its written notification of the breach;

          12.3.2 In the event of termination of this Agreement upon three (3) months written notification by either Party pursuant to Clause 5.2 and Article 10 and upon three (3) months written notification by TEVA pursuant to Clause 4.2 of this Agreement.

13.       RIGHTS AND OBLIGATIONS UPON TERMINATION

13.1 Termination of this Agreement for whatever reason (by expiration of term or otherwise) shall not affect the liabilities of the Parties hereunder in respect of matters outstanding at the time of such termination.

13.2 In the event of termination of this Agreement or on a Product-by-Product basis in accordance with Sections 12.2 or 12.3 above:

          13.2.1 TEVA shall have the option, exercisable by written notice within thirty (30) days of termination, of repurchasing all stocks of the Products, held by MARKETING AUTHORISATION HOLDERS, in good and marketable condition at the price paid to TEVA Manufacturing Site to MARKETING AUTHORISATION HOLDERS. If the said option is not exercised, MARKETING AUTHORISATION HOLDERS shall be entitled to continue to market the Products in the Territory;

          13.2.2 Neither Party shall be entitled to any compensation for loss of profit or loss of goodwill directly or indirectly attributable to such termination or for any other reason;

          13.2.3 Each Party shall return to the other all Confidential Information supplied by one Party to the other in accordance with Clause 11.4 above.

13.3 The provisions of Articles 1, 7, 8, 11, 13, 14 and 21 shall survive termination of this Agreement.


14.       CROSS-INDEMINIFACTION

14.1 TEVA agrees to defend, indemnify and hold harmless MARKETING AUTHORISATION HOLDERS and its Affiliates, its respective officers, agents, and employees from and against any and all claims, losses, suits, liabilities, damages and expenses (including, but not limited to, reasonable attorney's fees) arising out of injuries to persons and/or damage to property due to (i) a breach by TEVA of any of its representations and warranties under Article 8 of this Agreement and/or (ii) a material breach by TEVA of any of its obligations under this

          Agreement and/or (iii) any damages resulting from the use of the Products Manufactured by Teva Manufacturing Site which damages are attributable to acts or omissions of Teva Manufacturing Site in the Manufacture of such Products and/or (iv) the willful misconduct or negligence of TEVA in its performance in accordance with this Agreement.

14.2 MARKETING AUTHORISATION HOLDERS agree to defend, indemnify and hold harmless TEVA and its Affiliates, its respective officers, agents, and employees from and against any and all claims, losses, suits, liabilities, damages and expenses (including, but not limited to, reasonable attorney's fees) arising out of injuries to persons and/or damage to property due to (i) a breach by MARKETING AUTHORISATION HOLDERS of any of its representations and warranties under Article 8 of this Agreement and/or (ii) a material breach by MARKETING AUTHORISATION HOLDERS of any of its obligations under this Agreement and/ or (iii) any damages attributable to any acts or omissions in the Commercialisation of the Products and/or (iv) the willful misconduct or negligence of MARKETING AUTHORISATION HOLDERS in its performance in accordance with this Agreement.

14.3 Indemnification pursuant to Clauses 14.1 and 14.2 as the case may be shall be subject to the condition that either Party shall notify the other if it becomes aware of any claims, actions, suits, losses, liability, costs or expenses in respect of which indemnification by the other Party is called for by this Article. Both Parties shall consult and co-operate to the extent possible in the defense of any such claims or suits or negotiations pertaining hereto. Notwithstanding each Party's responsibility in respect of court proceedings, neither Party shall take any action with respect to such claims or suits to prejudice the interests of the other Party.

14.4 Each Party shall effect and maintain product liability insurance reasonably sufficient to cover damages relating to the Product under this Agreement. The Parties shall provide each other with proof of such insurance upon request.

14.5 In the event any third party makes a claim or files a suit alleging that Teva or the Marketing Authorisation Holders have infringed an intellectual property right, including a patent or trademark, of such third party, relating to a Product (an "Infringement Claim"), the parties agree to inform each other of such infringement or alleged infringement and to assist each other in taking the necessary steps to defend these rights.

14.6 Upon receipt of notice to the parties of an Infringement Claim, (i) if the parties jointly determine to continue to sell the Products in the Territory, they shall then jointly agree in writing upon how any eventual liabilities will be shared if the third party prevails in the Infringement Claim;
          (ii) if Teva decides that the sales of the Products in the Territory shall continue and the Marketing Authorisation Holders have not agreed, the Marketing Authorisation Holders shall continue the sales of the Products in the Territory only upon receipt from Teva of a written indemnity for all costs and liabilities relating to the Infringement Claim; and (iii) if the Marketing Authorisation Holders decides that the sales of the Products in the Territory shall continue and Teva has not agreed, the Teva shall continue supply the Products to the Marketing Authorisation Holders only upon receipt from the Marketing Authorisation Holders of a written indemnity for all costs and liabilities relating to the Infringement Claim. If no agreement is reached as set forth in the prior sentence, Teva shall repurchase any inventory of the affected Products held by the Marketing Authorisation Holders at the paid to the Teva Manufacturing Site and pay for any costs and fees for returning such inventory.

15.       SEVERABILITY

          If any term or provision of this Agreement shall be held invalid or unenforceable, the remaining terms hereof shall not be affected but shall be valid and enforced to the fullest extent permitted by law. The Parties hereto shall use best efforts to substitute a valid, legal and enforceable provision, which, in so far as practical, implements the purpose hereof.

16.       WAIVER

          Failure by either Party at anytime to terminate this Agreement (either in whole or in part) as a result of a material or persistent breach of the terms hereof by the other Party or to enforce any of the terms or conditions of this Agreement, shall not prejudice the right of that Party subsequently to terminate this Agreement (either in whole or in part) or enforce its rights hereunder for a subsequent breach of its obligation hereunder by the other Party.

17.       ASSIGNMENT AND DELEGATION

          This Agreement, or any part thereof, and the rights and/or obligations of TEVA hereunder, shall be assignable and/or delegable to its Affiliates without the prior written consent of the other Party provided that any such assignment or delegation shall not relieve such assigning party of its obligations hereunder, and such party shall remain liable for the proper performance hereunder.

18.       ENTIRE AGREEMENT

          This Agreement, including the preamble and Appendices, constitutes, with the Licence Agreement and the Rights Agreement, signed on the same date, the entirety of the agreements binding the Parties on the subject matter hereof and cancels and replaces all previous agreements, negotiations, commitments and documents pertaining to the object of this Agreement. Any amendment thereto, discharge or release therefrom or other modification thereto, shall be expressed in writing and signed by the Parties' duly authorised representatives.

          For purposes of clarity, no Firm Order, or similar documents delivered subsequent to the date of this Agreement containing terms and conditions inconsistent herewith or in addition to this Agreement shall be effective to amend or modify this Agreement.

19.       INDEPENDENT PARTY

          This Agreement does not constitute either Party as the agent, legal representative, or partner of the other for any purpose whatsoever. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other, with regard to any manner or thing whatsoever, unless otherwise specifically agreed upon in writing.

20.       NOTICES

          Any notice or other written communication required or permitted to be made or given hereunder may be made or given by either party by facsimile; by first-class mail, postage prepaid; or by air courier to the mailing address or facsimile numbers set as below:

          If to TEVA:
                 Teva Pharmaceutical Industries Ltd.
                 5, Basel Street, 49131 Petach Tiqva, Israel
                 Attention: VP Export & Coordination (N. America/Europe)
                      Telephone: +972 3 9267 248     Facsimile: +972 3 9267 431

           With a copy to:

                 Teva Pharmaceuticals Europe B.V.

                 Industrieweg 23; 3641 RK Mijdrecht, The Netherlands
                 Attention: President
                 Telephone: +31 (0)297 290 200   Facsimile: +31 (0)297 290 289

           If to MARKETING AUTHORISATION HOLDERS:
                 C/o Laboratorios Belmac, S.A.
                 Montearagon, 9 - 1.(a)pta, 28033 Madrid, Spain
                 Attention: Managing Director
                 Telephone:                      Facsimile:

           With a copy to:
                 Bentley Pharmaceuticals, Inc.
                 65 Lafayette Road, 3rd Floor
                 North Hampton, NH 03862, USA
                 Attention: President
                 Telephone: +1 603 964 8006      Facsimile: +1 603 964 6889

          or to such other addresses or facsimile numbers as either party shall designate by notice, similarly given, to the other party. Notices or written communications shall be deemed to have been sufficiently made or given: (i) if mailed, fourteen days after being dispatched by mail, postage prepaid; (ii) if by air courier, seven days after delivery to the air courier company; or (iii) if by facsimile with confirmed transmission, within five days of transmission.


21.       GOVERNING LAW AND DISPUTE SETTLEMENT

          This Agreement, shall be exclusively governed and construed in accordance with the laws of The Netherlands. The Parties shall undertake all reasonable efforts in order to solve in an amicable manner any controversy arising in connection with this Agreement. Any controversy or dispute or claim arising between the Parties which cannot be settled amicably in connection with this Agreement or any agreement in furtherance thereof including disputes with respect to the validity of those Agreements, shall be finally and exclusively settled by the competent court in Utrecht, The Netherlands.


22.       COUNTERPARTS

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

23.       FORCE MAJEURE

23.1 Neither Party shall be liable for non-performance or delay in the fulfilment of its obligations when any such non-performance or delay shall be occasioned by and unforeseeable cause beyond the reasonable control of Teva or Marketing Authorisation Holder, as the case may be, including without limitation, acts of God, fire, flood, earthquakes, explosions, sabotage, strikes, or labour disturbances (regardless of the reasonableness of the demands of the labour force), or any acts, restraints, requisitions, regulations, or directives issued by a competent government authority ("Force Majeure Events").

23.2 In the event that either Party is prevented from discharging its obligations under this Agreement on account of a Force Majeure Event, such Party shall notify the other forthwith, and shall nevertheless make every endeavour, in the utmost good faith, to discharge its said obligations, even if in a partial or compromised manner. In the event a Force Majeure Event subsists for a period of ninety (90) consecutive days, the Party not claiming the Force Majeure Event shall be entitled to terminate this Agreement forthwith, on written notice to the Party claiming the Force Majeure Event.


IN WITNESS WHEREOF, each of the Parties has executed this Agreement and the Appendices hereto as of the date below.



TEVA PHARMACEUTICAL INDUSTRIES LTD.             LABORATORIOS BELMAC, S.A.

Signature:   /s/ B.TH. VISSER                   Signature:   /s/ JAMES R. MURPHY
             ------------------------------                  -------------------

Name:        B.TH. Visser                       Name:        James R. Murphy

Designation: V.P. Europe                        Designation: President


Signature:   /s/ S.W. HU                        Signature:
             ------------------------------                  -------------------

Name:        S.W. Hu                            name:
                                                     ---------------------------

Designation: Legal Counsel Europe               designation:
                                                            --------------------

Date:        July 18, 2000                      date:        July 18, 2000


LABORATORIOS DAVUR S.L.

Signature:   /s/ JAMES R. MURPHY
             --------------------------
Name:        James R. Murphy

Designation: President

Signature:
             --------------------------

Name:
             --------------------------

Designation:
             --------------------------

Date:        July 18, 2000

                                   APPENDIX A
                                 LIST OF PRODUCTS                    Page 1 OF 2

Product Nr.            Active Ingredient                     Formulation
-----------            -----------------                     -----------
*                      *                                     *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

                                   APPENDIX A
                                 List of Products                    Page 2 of 2

Product Nr.            Active Ingredient                     Formulation
-----------            -----------------                     -----------
*                      *                                     *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

                                   APPENDIX B
      NON-BINDING COST ESTIMATES OF MANUFACTURE BY TEVA MANUFACTURING SITE
                             PURSUANT TO CLAUSE 5.1

                                                                     Page 1 of 2

Product Nr.      Active Ingredient          Cost per 1,000 tabl/caps unless
                                            otherwise indicated (in U.S. $)
-----------      -----------------          ------------------------------------
*                *                          *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

                                   APPENDIX B
      NON-BINDING COST ESTIMATES OF MANUFACTURE BY TEVA MANUFACTURING SITE
                             PURSUANT TO CLAUSE 5.1

                                                                     Page 2 of 2


Product Nr.      Active Ingredient          Cost per 1,000 tabl/caps unless
                                            otherwise indicated (in U.S. $)
-----------      -----------------          ------------------------------------
*                *                          *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

                                   APPENDIX C
          NON-BINDING ANTICIPATED PATENT EXPIRY DATES SUBJECT TO CHANGE
                             PURSUANT TO CLAUSE 8.1

PRODUCT NR.         ACTIVE INGREDIENT         DATE                PATENT NR.
-----------         -----------------         ----                ----------
*                   *                         *                   *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

                                   APPENDIX D
                ANNUAL MINIMUM QUANTITIES PURSUANT TO CLAUSE 4.2

Batch size not available yet on the date of this Agreement.